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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):       April 14, 2000
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                        THE HARVEY ENTERTAINMENT COMPANY
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               (Exact name of registrant as specified in charter)


          California                     0-23000               95-4217605
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(State or Other Jurisdiction           (Commission            (IRS Employer
     of Incorporation)                 File Number)         Identification No.)


11835 W. Olympic Boulevard, Suite 550, Los Angeles, California        90064
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(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code       (310) 444-4100
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          (Former Name or Former Address, If Changed Since Last Report)









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     ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

          On April 14, 2000, the Registrant acquired, as of April 3, 2000, all of the outstanding shares of Pepin/Merhi Entertainment Group, Inc., a California corporation ("PM"), and all of the outstanding membership interests in Shadow Hills Post, LLC, a California limited liability company, pursuant to a Stock Purchase Agreement dated as of April 3, 2000 (the "PM Purchase Agreement"), by and between the Registrant and the following individuals (the "Shareholders"):
Mr. Joseph T. Merhi, Mr. Richard J. Pepin and Mr. George Shamieh (such transaction is referred to herein as the "PM Acquisition"). The consideration paid by the Registrant to the Shareholders consisted of (i) approximately $3,990,000 in cash, (ii) the issuance of 362,500 shares of common stock of the Registrant, (iii) the issuance of promissory notes by the Registrant in the aggregate principal amount of $2,050,000, and (iv) the repayment of all of the liabilities of PM owed to the Shareholders, in the approximate aggregate amount of $2,510,000. PM owns all of the outstanding capital stock of Pepin-Merhi Entertainment Group FSC, Ltd., a Virgin Islands company ("PMFSC"). The PM Purchase Agreement is attached hereto as Exhibit 2.

          In connection with the PM Acquisition, Mr. George Shamieh entered into an employment agreement with PM and the Registrant pursuant to which Mr. Shamieh will act as the President of PM; Mr. Shamieh's employment agreement is attached hereto as Exhibit 10.77. Mr. Shamieh also serves as the Vice President of PMFSC.

          Prior to the PM Acquisition, PM had leased its main offices and film production facilities, located in Sunland, California, from Pepin Merhi Shamieh, LLC, a California limited liability company ("Landlord"). Landlord is owned by Mr. Merhi, Mr. Pepin and Mr. Shamieh. In connection with the PM Acquisition, PM's then-outstanding lease with Landlord was terminated and PM entered into a new Lease Agreement dated as of April 1, 2000, by and between PM and Landlord (the "PM Lease"); the PM Lease is attached hereto as Exhibit 10.78.

          Simultaneously with the closing of the PM Acquisition, the Registrant's wholly-owned subsidiary, Inferno Acquisition Corp., a California corporation ("IAC"), purchased from Imperial Bank and Natexis Banque (together, the "Banks") all of their rights and interests in and to a production loan concerning a motion picture entitled "Inferno" pursuant to a Sale and Assignment Agreement (the "Inferno Sale Agreement") dated as of April 3, 2000, by and among IAC and the Banks (such transaction is referred to herein as the "Inferno Acquisition") for a purchase price of $6.8 million, payable as follows: (i) $2 million in cash and (ii) $4.8 million by means of a promissory note issued by IAC to the Banks pursuant to a Loan and Security Agreement dated as of April 3, 2000, by and among IAC and the Banks (the "Inferno Loan Agreement"). To secure its performance of the Inferno Loan Agreement, IAC has granted to the Banks a security interest in all of its assets, including its rights concerning "Inferno." The Registrant has guaranteed IAC's performance under the Inferno Loan Agreement pursuant to a Continuing Guaranty (the "Inferno Guaranty") dated as of April 3, 2000, by the Registrant in favor of the Banks. PM will continue to distribute the motion picture "Inferno" in accordance with its prior distribution agreements for the film. The Inferno Sale Agreement is attached hereto as Exhibit 10.79, the Inferno Loan Agreement is attached hereto as
Exhibit 10.80, and the Inferno Guaranty is attached hereto as Exhibit 10.81.







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          Approximately $2 million of the funds for the cash payments made in connection with the PM Acquisition and the Inferno Acquisition came from the Registrant's working capital. The remainder of the funds were obtained by the Registrant pursuant to the terms of a Credit, Security, Guaranty, and Pledge Agreement (the "Chase Credit Facility") dated as of April 3, 2000, by and among The Chase Manhattan Bank, as Administrative Agent and as Issuing Bank, the other Lenders referred to therein, the Registrant, PM, and certain of the Registrant's subsidiaries. All relevant documents related to the Chase Credit Facility will be filed by the Registrant as exhibits to the Registrant's Form 10-QSB for the quarterly period ended March 31, 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (a) and (b) All financial statements or pro forma financial information required to be filed as a part of this report shall be filed by amendment not later than 60 days after the date of this report.

          (c) The following exhibits are filed as a part of this report:

Exhibit No.           Description of Exhibit
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    2                 Stock Purchase Agreement dated as of April 3, 2000, by and among The Harvey Entertainment Company, Richard J. Pepin,
                      Joseph T. Merhi, and George Shamieh

    10.77 Employment Agreement dated as of April 1, 2000, by and among The Harvey Entertainment Company, Pepin/Merhi Entertainment Group, Inc., and George Shamieh

    10.78 Lease Agreement dated as of April 1, 2000, by and between Pepin/Merhi Entertainment Group, Inc. and Pepin Merhi Shamieh, LLC

    10.79 Sale and Assignment Agreement dated as of April 3, 2000, by and among Inferno Acquisition Corp., Imperial Bank, and Natexis Banque

    10.80 Loan and Security Agreement dated as of April 3, 2000, by and among Inferno Acquisition Corp., Imperial Bank and Natexis Banque

    10.81             Continuing Guaranty dated as of April 3, 2000, by
                      The Harvey Entertainment Company in favor of Imperial Bank and Natexis Banque








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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                               THE HARVEY ENTERTAINMENT COMPANY


                               By:   /s/ Ronald B. Cushey
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                                     Ronald B. Cushey, Executive Vice President
                                     and Chief Financial Offiver



Date:  May 1, 2000










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